                                                                   Exhibit 10.13

                                   SUBLEASE
                                   --------

     THIS AGREEMENT (this "Sublease") made the 18/th/ day of June, 1999, between
                                               ----------    ----
BELLSOUTH MOBILITY INC having an office at 1101 Greenwood Blvd., Lake Mary,
-----------------------------              --------------------------------
Florida, hereinafter referred to as "Sublessor", and SEAGATE SOFTWARE, INC, a
-------                                              ---------------------
Delaware corporation, having an office at 4575 Scotts Valley Drive, Scotts Valley, California 95066, hereinafter referred to as "Sublessee".

     Any capitalized terms not defined herein retain the definitions given them
     --------------------------------------------------------------------------
in the Prime Lease
------------------


                             W I T N E S E T H:

     WHEREAS, Sublessor, is the Sublessee of certain office space located at 1101 Greenwood Blvd., Suite 150, Lake Mary, Florida, (the "Premises") pursuant
----------------------------------------------------
to that certain Lease Agreement with Hurstbourne Green Venture Orlando, LLC, as
                                     --------------------------------------
Lessor, dated June 24, 1996, as amended by that certain n/a dated n/a; the
              -------------                             ---       ---
"Prime Lease") and

     WHEREAS, the parties hereto have agreed that Sublessor shall sublet approximately 11,063 square feet of such space to Sublessee;
              ------

     NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

     1.  Sublessor hereby leases to Sublessee the 11,063 square feet, more or
                                                  ------
less, of the space at said Premises, shown on Exhibit A attached hereto and made a part hereof, for a term of five year beginning the earlier of July 1, 1999 or fifteen (15) business days from Sublessor's approval of the sublease document and receipt of a certificate of occupancy, and ending June 30, 2004, unless sooner terminated in accordance herewith, yielding and paying to Sublessor a rent at the rate of Two hundred fifteen thousand seven hundred twenty-eight and
                    -----------------------------------------------------------
50/100 ($215,728.50) Dollars per annum, plus sales tax and any additional rent
------                                       -------------
mentioned in paragraph 4. First months rent shall be due upon lease execution. The lease rate shall increase by 3% each year on the anniversary date of the sublease.

     Sublessee shall pay the rent and additional rent provided for hereunder in equal monthly installments in advance and without demand on the first day of each and every month during the term.

     2. The Premises under this Sublease are to be used by Sublessee as space primarily for the conduct of the business of operating a software company. Sublessee shall not use the Premises for any illegal, immoral or hazardous activity or in contradiction of any City, County or State ordinance of law, whether within or outside the scope of business of Sublessee.

     3. Sublessee shall not have the right to assign this Sublease or further sublease the Premises in whole or in party without first obtaining the written consent of the Sublessor and the

Landlord, which consent shall not be unreasonably withheld or delayed. Such permitted assignment or subletting shall not release Sublessee from its obligations and liabilities under the terms and conditions of this Sublease.

     However, Sublessee shall not be required to obtain the consent of either the Sublessor or Landlord for any assignments of this Sublease or any part of this Sublease to any affiliate, any subsidiary, principal, subsidiary of its principal, or to any company with which Sublessee is merged or consolidated. Such permitted assignment but not sublease shall release Sublessee from its obligations and liabilities under the terms and conditions of this Sublease, and replace Assignee with all obligations and liabilities under the terms and conditions of this Sublease.

     4. If Sublessor shall be charged for additional rent or other sums pursuant to the provision of the Prime Lease, Sublessee shall be liable for 100% of such additional rent or sums over the 1999 base year estimated by Sublessor to be $6.54/SF, such additional rent shall not increase by more than three percent (3%). If any such rent or sums shall be due as a result of Sublessee's use, such excess shall be paid in entirety by Sublessee. If Sublessee shall procure any additional services Sublessee shall pay for same at the rates charged therefor by the Prime Landlord and shall make such payment to the Sublessor or Prime Landlord, as Sublessor shall direct. Any rent or other sums payable by Sublessee under this Paragraph 4 shall be additional rent and collectable as such. Such additional rent due pursuant to this Paragraph 4 shall be paid monthly if Sublessor is required to make such payments monthly.

     5. This Sublease is subject to and subordinate to the Prime Lease. Except as may be inconsistent with the terms hereof, all the terms, covenants, and conditions in the Prime Lease shall be applicable to this Agreement with the same force and effect as if Sublessor were the lessor under the Prime Lease and Sublessee were the lessee thereunder; and in case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to the lessor against the lessee under the Prime Lease if such breach were by the lessee thereunder.

     6. Notwithstanding anything herein contained, the only services or rights to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Prime Lease and that for all such services and rights Sublessee will look to the lessor under the Prime Lease.

     7. Neither Sublessor nor Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the lessor under the Prime Lease, and both parties shall indemnify and hold the other harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of Sublessee by reason of which the Prime Lease may be terminated or forfeited.

     8   Sublessee shall not be required to submit a security deposit.

     9. Sublessee is and shall be in exclusive control and possession of the Premises except for areas in common usage as provided herein, and excepting the common use areas, in no event shall the Sublessor be liable for any injury or damage to any property or to any person happening on or about the Premises, nor to any property of Sublessee or of any other person contained therein. Sublessee agrees to indemnify Sublessor against any claim (including costs and reasonable attorneys' fees) made against Sublessor for any such liability excepting however those claims or damages as may be due to or caused by the Sublessor, its servants, employees, agents or contractors. Sublessor shall indemnify and hold Sublessee harmless against any claim of liability or loss from personal injury or property damages resulting from or arising out of the use and occupancy of the common areas by the Sublessor, its servants, employees, agents or contractors, excepting however those claims or damages as may be due to or caused by the Sublessee, its servants, employees, agents or contractors. The indemnifications contained in this Paragraph shall survive the termination or expiration of this Sublease.

     10. Sublessor shall be allowed to enter upon and into the Premises at any and all times if due to an emergency. In all other instances, the Sublessee shall permit, upon forty-eight (48) hours advance notice to Sublessee, the Sublessor to enter and inspect the Premises for the purpose of enabling the Sublessor to be informed as to whether Sublessee is complying with the terms and conditions of the lease and any modifications thereof which are made a part hereof and to do the acts that Sublessee shall fail to do, or for the purpose of showing the premises to any prospective sublessees within 6 months of termination. Sublessor shall be allowed to enter the premises

     11. Sublessee represents that it has read and is familiar with the terms of the Prime Lease which is attached as Exhibit "B" and made part of this Sublease document.

     12. All prior understandings and agreements between the parties are merged within this Agreement, which alone fully and completely sets forth the understanding of the parties; and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

     13. Any notices or demands which are required by law or under the terms of this Agreement shall be given or made by Sublessor or Sublessee in writing and shall be given by hand delivery, telegram or other similar communication or sent via facsimile followed by an original hard copy or by certified or registered mail, or by a national overnight receipted delivery services which provides signed acknowledgments of receipt (including Federal Express, UPS, Emery, Purolator, DHL, Airborne and other similar courier delivery services) and addressed to the respective parties set forth below. Such notices shall be deemed to have been given in the case of telegrams or similar communications when sent; in the case of certified or registered mail when deposited in the United States mail with postage prepaid, and in the case of overnight receipted delivery service the day the notice is deposited with the overnight delivery service. Every notice, demand, or request hereunder shall be sent to the addresses listed below:

          If to Sublessor:     BellSouth Mobility
                               1101 Greenwood Blvd.
                               Lake Mary, FL 32746

          With a copy for
          legal notices only:  BellSouth Mobility Inc
                               1100 Peachtree Street NE, Suite 910
                               Atlanta, GA 30309
                               Attention: Legal Department

          If to Sublessee,
          as follows:          Seagate Software, Inc.
                               4575 Scotts Valley Drive
                               Scotts Valley, California 05066
                               Attention: Denise Trudeau

     Either party may, upon thirty (30) days written notice, direct that future notices or demands be sent to a different address.

     14. Sublessor represents and warrants to the best of its knowledge to Sublessee that the Premises are in good working condition and that the Sublessor knows of no material structural defect, defect of the utility facilities or defect in the conditions of the Premises or the building which would materially adversely affect Sublessee use of the Premises. Sublessee agrees to accept Premises in `as-is' condition, provided that the Sublessee shall have sixty (60) days from the commencement date to advise Sublessor of any defects in the Premises and Sublessor shall promptly correct such defects at Sublessor's sole expense, unless such defects are due to the negligence or willful misconduct of Sublessee. Sublessor shall provide an improvement allowance of up to $55,325.00 for improvements to the Premises. Improvements shall be coordinated through the building property manager ("CRM") and all improvements are subject to the approval of Sublessor and Landlord. All improvements shall be coordinated and managed by CRM. Sublessee shall submit to CRM a list of contractors that they wish to have bid requests submitted to for the improvement work. Sublessor and CRM shall approve the contractors which Sublessee has submitted, such approval shall not be unreasonably withheld. Sublessee shall submit to CRM and Sublessor for approval, Sublessor's proposed plans and specifications to CRM and Sublessor, CRM and Sublessor shall not unreasonably withhold approval thereof. CRM and Sublessor will notify Sublessee within fifteen (15) days of receipt of proposed plans for approval or denial, if Sublessee does not receive approval, Sublessee shall consider non-notification as approval.

     Sublessee at Sublessee's expense may make alterations/improvements to the Premises without Sublessor's or CRM's approval provided they do not involve the structural integrity of the Premises or Sublessor's ability to sublease the Premises in the future.

     15. Provided Sublessee is not in default, Sublessee shall have one (1) two-year option to renew the Sublease at terms consistent with comparable buildings in the Lake Mary market. Sublessee must provide written notice of its intent to renew six months prior to the expiration of the Sublease.

     16. Provided Sublessee is not in default, Sublessee shall have a one-time option to terminate sublease effective June 30, 2002 (the "Early Termination Date"), as though such date were the original expiration date set forth in this Sublease, but only by complying strictly with the following conditions: (I) Sublessee shall deliver to Sublessor written notice (Sublessee's Exercise Notice") exercising such option no later than January 31, 2002 (the "Latest Exercise Date"), (ii) such notice shall include a check in good funds payable to Sublessor in an amount equal to unamortized leasing commissions, unamortized Sublessee improvements and an amount equal to five months rent (the "Cancellation Payment"), as a cancellation fee and not as liquidated damages or a penalty, and (iii) Sublessee shall continue to timely pay all rentals and other charges under the Sublease and comply with each and every terms and provision hereof accruing through the Early Termination Date. The Cancellation Payment shall be calculated using straight-line amortization with an interest rate of 10% per annum. Sublessee shall pay such amount with fifteen days prior to the effective termination date. Under no circumstances whatsoever shall the assignee under a complete or partial assignment of the Sublease or a sublessee under a sublease of the Premises, have any right to exercise the option herein. If Sublessee shall sublease or assign the Sublease with respect to all or any portion of the Premises, then immediately upon such sublease or assignment the rights herein shall concurrently terminate and become null and void. Notwithstanding any contained herein to the contrary, should Sublessee sub-sublet or assign all or a portion of the Premises to an affiliate, parent company or subsidiary, this termination shall survive and remain in full force and effect. Sublessee's option hereunder shall, at Sublessor's election, terminate if Sublessee is in violation of the Sublease at the time Sublessee seeks to exercise such option, or at any time thereafter and prior to the Early Termination Date (or if Sublessee's Cancellation Payment hereunder is returned for insufficient funds). Sublessee's exercise of such option shall not operate to cure any violation by Sublessee of any of the terms or provisions in the Sublease, nor to extinguish or impair any rights or remedies of Sublessor arising by virtue of such violation.

     17. Subject to the terms of the Prime Lease, if permitted thereby and as outlined below Sublessor hereby grants to Sublessee a right of first refusal (the "Refusal Right") with respect to the remaining 9,994 square feet on the first floor, as outlined in Exhibit A attached hereto (the "Refusal Space").

          Provided Sublessee is in possession of entire original premises and is not in default on the sublease, Sublessee shall have the right to lease the Refusal Space (9,994 SF) on the then-current terms and conditions outlined in the original sublease, except for any improvement allowance. Sublessee shall accept the space in as-is condition.

          With respect to the Refusal Space, Sublessor shall notify Sublessee in writing of its intent to sublease all or part of the Refusal Space.

          Sublessee shall have a period of five (5) business days from the date of Sublessor's notification to elect whether it shall exercise its Refusal Right. If Sublessee wishes to exercise its Refusal Right and so notifies Sublessor within the aforesaid five (5) business days period, then Sublessor and Sublessee shall execute an amendment to this Sublease with five (5) business days thereafter setting forth all relevant terms pertaining to the Refusal Space and terms for the Sublease Renewal, including base rent, commencement, and expiration date.

          If Sublessee no longer has the Refusal Right pursuant to other provisions of the Sublease, or fails to exercise within the five (5) business days exercise period or fails to enter into an amendment with the five (5) business days execution period, then the Refusal Right shall thereupon and thereafter be null, void and of no further force or effect.

          Sublessor grants to Sublessee this Refusal Right specifically due to the character and nature of Sublessee. As such, if Sublessee shall, during the Sublease Term, or any extension thereof, assign or sublet any or all of the Premises, this right shall not pass to any assignee or subSublessee by or through an assignment or sublease and shall terminate as of the date of execution of any assignment or sublease.

     18. Sublessee and Sublessor each represent and warrant to the other that it has had no dealings with any real estate broker or agent in connection with this Sublease, other than CB Richard Ellis, Inc. which, as disclosed to each party, represents the Sublessor and Grubb & Ellis and Equis co-representing the Sublessee, and that neither party knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. Sublessee and Sublessor each agree to indemnify, defend and hold the other harmless from all costs and liabilities, including reasonable attorneys fees and costs arising out of or in connection with claims made by any other broker or individual who alleges that it is entitled to commissions or fees with regard to this Sublease as a result of dealing it had with the indemnifying party. Sublessor is paying the brokerage fee by separate agreement.

     19. The covenants and agreements herein contained shall bind and inure to the benefit of Sublessor, the Sublessee, and their respective executors, administrators, successors and assigns.

     20. Sublessor at its sole cost and expense shall provide Sublessee with a Telephone Demark suitable for terminating T1 and analog phone lines on the 1/st/ floor (adjacent to premises) of the building prior to the commencement date of this Sublease. Sublessee will have 7 x 24 access to the Telephone Demark point.

     21. Sublessor will allow Sublessee to utilize its UPS interconnects through its system located on the 4/th/ floor, however Sublessee shall not have physical access to the 4/th/ floor. Sublessee will pay for any costs associated with the utilization of the UPS system.

     22. Sublessee may use Sublessor's security system, without modification or change to the actual system, however Sublessee shall be allowed to modify and regulate its access to the Premises to meet its needs. Sublessee shall be required to obtain badges from CRM for all employees, agents or contractors who have access to the Premises. Sublessee shall look to CRM for maintenance and repair of the security system.

     23. Sublessor, at its sole cost and expense, will clear the low voltage conduits from the Premises within 7 days of Sublessee's execution of this Sublease document.

     24. Sublessor shall provide a minimum of 45 KVA power to the Premises for Sublessee. Any KVA power required and used by the Sublessee shall be at the sole cost and expense of Sublessee. Any other utilities and services provided to Sublessor in Section 5.1 of the Prime Lease shall also be provided to Sublessee.

     25. Sublessor agrees that if Sublessee is not in material default of any of the obligations contained in this Sublease herein, Sublessee shall at all times during the existence of this Sublease, renewals or extensions thereof, shall peaceably and quietly, have hold, and enjoy the Premises, without suit, trouble or hindrance form the Sublessor, or to any persona claiming under Sublessor.

     26. Sublessor shall provide to Sublessee space for Sublessee's identification on all building directories and shall identify Sublessee and its location at the Premises, if available, by signage in the lobby in the building. The signage for the Sublessee shall be mutually acceptable to Sublessor, Sublessee and CRM and shall be at the expense of Sublessee.

     27. Sublessor shall provide to Sublessee a parking ratio of six spaces for every one thousand (1,000) square feet leased by Sublessee under this Sublease.

     28. Sublessor represents to the best of its knowledge to Sublessee by execution and delivery of this Sublease that: (i) There are no defaults under the Prime Lease; (ii) there are not know conditions which with the passage of time would constitute a default under the Prime Lease; (iii) the attached lease included as Exhibit "B" constitutes a true and correct copy of the Prime Lease; and (iv) in the event of default under the Prime Lease, Landlord shall accept rent from Sublessee for the premises as provided by this Sublease and shall not disturb Sublessee's enjoyment of the Premises, unless, following written notice and expiration of the applicable cure period, Sublessee remains in default under this Sublease.

     IN WITNESS WHEREOF, the parties hereto have caused these present to be executed the day and year first above written.

SUBLESSOR:                                    SUBLESSEE:

BELLSOUTH MOBILITY INC                        SEAGATE SOFTWARE, INC.

By: /s/                                       By: /s/ Ellen E. Chamberlain
    ----------------------------                  -----------------------------

Title: CHIEF FINANCIAL OFFICER                Title: Vice President
       -------------------------                     --------------------------

Date: 7/10/99                                 Date: 6/23/99
      --------------------------                    ---------------------------

                                 [FLOOR PLAN]

              [Exhibit A to be attached, showing subleased space]

                                     LEASE

THE PARTIES

     THIS LEASE, made and entered into this 24/th/ day of June, 1996, by and between:

     HURSTBOURNE GREEN VENTURE ORLANDO, LLC
     201 West Short Street, Suite 701
     Lexington, Kentucky 40507


     hereinafter "Landlord"; and


     BELLSOUTH MOBILITY INC
     5600 Glenridge Drive, Suite 201 East
     Atlanta, Georgia 30342

     hereinafter "Tenant".

                             W I T N E S S E T H:

A.   PREMISES

     That for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, Landlord does hereby let and demise unto Tenant, and Tenant does hereby lease and rent from Landlord, the Leased Premises generally described as:

     Being a five (5) story office building with 157,358 square feet located in the North Point Park of Commerce, Lake Mary, Seminole County, Florida (the "Building"), and the surrounding improvements located on the real property, being hereinafter shown and described as Exhibit "A" of this Lease (the
                                              -----------
     "Leased Premises").

B.   BUILDING STANDARDS

     In regard to these Leased Premises, the parties acknowledge that any and all improvements made, now or in the future, within the Building shall conform to Landlord's design and construction criteria referenced in the Request for Proposal attached as Exhibit "B".
                                      -----------

C.   BUILDING SHELL

     The office building shell, which shall be constructed by Landlord or Landlord's contractors under Landlord's supervision and shall include the items referenced on Exhibit "C" (hereinafter the "Building Shell").
                         -----------
D.   TENANT IMPROVEMENTS

     The improvements to the Leased Premises in addition to the Building Shell (hereinafter the "Tenant Improvement") will be constructed by the Landlord, or Landlord's contractor under the Landlord's supervision, in accordance with the plans submitted to the Landlord by Tenant pursuant to Paragraph
     4.2. All costs incurred in connection with such construction, to the extent of $18.00 per square foot for a total of $2,832,444.00, shall be paid by Landlord. The costs of any Tenant Improvements, change orders and Lessee authorized "extras" made to the Leased Premises in excess of $2,832,444.00 shall be at the expense of the Tenant and shall be payable within ten (10) days from billing.

                                   ARTICLE I

                                     TERM

1.1  INITIAL TERM

     The term of the Lease shall be one hundred eighty (180) months. The commencement date of this Lease will be fifteen (15) days after the date Landlord's contractor turns the Leased Premises over to Tenant for occupancy (the "Commencement Date") which is projected to be May 31, 1997.

1.2  EXTENSION OF TERM

     Tenant shall have four (4) options to extend this Lease for periods of sixty (60) months each, said options to be subject to all the terms and conditions of this Lease and provided that (a) written notice of Tenant's desire to exercise same is provided to Landlord at least one hundred eighty
     (180) days prior to the expiration date of the then existing term; (b) there are no defaults of the covenants and conditions on the part of Tenant to be performed at the time of such exercise; (c) all Rents and Additional Rent which have accrued up to that time have been paid in full, and (d) the Rents during the extended terms are adjusted pursuant to Paragraph 2.2.

                                  ARTICLE II

                                     RENT

2.1  DURING INITIAL TERM

     The Tenant covenants and agrees to pay to Landlord as base rent (the "Rent") for the Leased Premises per the Rent schedule listed below:

          YEARS              ANNUAL                   MONTHLY
          -----              ------                   -------
            1           $1,981,137.22               $165,094.77

            2           $2,000,948.59               $166,745.72

            3           $2,020,958.08               $168,413.17

            4           $2,041,167.66               $170,097.31

            5           $2,061,579.34               $171,798.28

            6           $2,092,503.03               $174,375.25

            7           $2,123,890.57               $176,990.88

            8           $2,155,748.93               $179,645.74

            9           $2,188,085.16               $182,340.43

           10           $2,220,906.44               $185,075.54

           11           $2,254,220.04               $187,851.67

           12           $2,288,033.34               $190,669.45

           13           $2,322,353.84               $193,529.49

           14           $2,357,189.15               $196,432.43

           15           $2,392,546.98               $199,378.92

     The Rent is payable in advance, along with any sales, use or excise tax on the Rent, and without notice, on the first day of each month for the entire term of this Lease, said Rent to begin on the Commencement Date. In the event any Rent is unpaid after the tenth day of any calendar month, at Landlord's option, a service charge of two percent (2%) for each month that such Rent remains unpaid shall be paid.

2.2  RENT DURING EXTENDED TERMS

     In the event that the term of this Lease is timely extended pursuant to Paragraph 1.2, the Rent payable by the Tenant during the extended terms(s) shall be increased annually at a rate of 2.25% of the anniversary date of the Commencement Date.

2.3  ADDITIONAL RENT

     Tenant agrees to pay to Landlord, as "Additional Rent" the Operating Expenses as defined in Exhibit "D", payable in monthly installments on the
                            ----------
     first day of each month for the entire term of this Lease, said Additional Rent to begin on the Commencement Date.

2.4  PLACE OF PAYMENT

     All Rent, Additional Rent and other charges shall be made at the Landlord's address stated in the notice provisions of this Lease, or at such other place as Landlord may designate, and all above payments shall be made without any set-off or counterclaim whatsoever and shall not be withheld for any reason.

                                  ARTICLE III

3.1  USE OF PREMISES

     The Leased Premises may be used and occupied by the Tenant for any lawful purpose. Tenant shall at all times and at its own expense comply with all rules, orders, regulations or requirements of all governmental authorities or agencies with respect to Tenant's use of the Leased Premises, but Landlord shall as an Operating Expense keep the structure and common areas in compliance therewith.

                                  ARTICLE IV

4.1  PARKING

     Tenant will be given the use of all parking spaces adjacent to the Building on Landlord's property.

4.2  IMPROVEMENTS

     Ninety (90) days after the execution of this Lease, Landlord will have plans and specifications prepared for the Building Shell (the "Plans"). Such Plans must be completed and approved by Tenant no later than fourteen
     (14) days after receipt of the Plans so that Landlord can begin construction. Tenant will accept the Building Shell so long as they are constructed in substantial accordance with the Plans. The Tenant shall deliver to Landlord its final Tenant Improvement layout and space plan on or before one hundred (100) days after the execution of this Lease. Any changes to the Tenant Improvements requested by Tenant shall be at the sole expense of the Tenant, and may, at Landlord's option, delay the Commencement Date for a period commensurate with the time required because of such changes. The ownership of all changes to the Tenant Improvements shall revert to the Landlord upon the expiration or termination of this Lease.

4.3  FUTURE IMPROVEMENTS

     Subject to the provisions of the "Building Standards" section above, the Tenant at its sole cost and expense, shall have the right to remodel and improve the Leased Premises; provided, however, that (a) the plans and specifications shall be first approved by the Landlord, and that the remodeling and improvements shall be completed in accordance with the plans, specifications, and the building standards of the building; (b) Landlord may impose any such reasonable conditions and requirements on said changes, improvements and construction as Landlord may deem reasonably necessary including reasonable impact fees to protect it and its best interest; (c) the Tenant must remove any such improvements which the parties agreed in writing before construction would be removed upon termination of the Lease, and must repair any damage caused by such removal; and (d) all such remodeling and improvements, when completed and placed upon the Leased Premises, shall, as of said date, immediately become the property of the Landlord.

4.4  COMMON AREA

     This Lease is for the Tenant as the only user and therefore there are currently no common areas within the Building.

                                   ARTICLE V

5.1  UTILITIES AND SERVICE

     As long as Tenant is not in default under any of the covenants of this Lease, Landlord shall, except as hereinafter stipulated, provide for or to the Leased Premises, the following:

     a) The cost of all Utilities, including but not limited to electricity, water, gas, trash removal and sewer user fees, shall be included as an Operation Expense of the Building and the grounds.

     b)   Janitorial service in the Building will be provided by Landlord five
     (5) business days per week, excluding holidays. New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day shall be holidays. Landlord shall also pay all costs attributable to cleaning within the Leased Premises during the same period of time, the cost of which shall be included as an Operating Expense of the Building.

     c) Landlord reserves the right to temporarily stop services of the heating, elevators, plumbing, air conditioning, electrical power or other utilities or services when necessary by reason of accident or for repairs, alterations, replacements or improvements which are necessary or desirable for as long as may be necessary by reason of such repairs, alterations, replacements or improvements or by reason of strikes, accidents, laws, orders, regulations, unavailability or other factors beyond the control of Landlord.

                                  ARTICLE VI

                            MAINTENANCE AND REPAIR

6.1  OBLIGATIONS OF LANDLORD

     Landlord shall maintain, repair, and replace, if necessary, the Building's heating, ventilating, air conditioning (excluding any special air conditioning equipment installed by Tenant), electrical, and plumbing systems to the Leased Premises. Any special air conditioning equipment installed within the Leased Premises will be maintained and repaired by Tenant. Landlord agrees to maintain the Building, its common areas, its parking facilities and exterior, and all of the Building systems in a first class manner, unless such repairs are due to Tenant's negligence or misconduct. The cost of this maintenance, repair, and replacement shall be included as an Operating Expense, which is reimbursed by Tenant to Landlord.

6.2  OBLIGATIONS OF TENANT

     Tenant agrees to at all times keep the Leased Premises clean and in good repair, and to surrender the Leased Premises in that condition upon expiration or termination of this Lease, reasonable wear and tear and damage by fire or other casualty excepted.

                                  ARTICLE VII

7.1  RULES AND REGULATIONS

     The Tenant, its servants, employees, agents, visitors and licensees, shall observe faithfully and comply strictly with the BUILDING RULES AND REGULATIONS set forth in Exhibit "D" attached hereto and made a part hereof. Tenant agrees to abide by any and all reasonable rules and regulations governing the Building of which the Leased Premises are a part and the use of any of the areas surrounding the Building, including the use of any parking area. Tenant further agrees to be liable and responsible for any damages or abuse to the Building by its employees and agents. Landlord shall have the right to make reasonable changes in and additions to said Rules and Regulations, provided such changes and additions do not unreasonably affect the conduct of Tenant's business.

7.2  COVENANTS OF QUIET ENJOYMENT

     Landlord covenants that upon payment of the Rent and Additional Rent due hereunder, and Tenant observing all terms and conditions hereof, Tenant may peaceably and quietly enjoy the Leased Premises.

7.3  SIGN(S)

     The Tenant will be allowed to erect a sign(s) on the Building, doors, windows, improvements, grounds or common areas with the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. All signage must comply with all ordinances, regulations, and restrictions.

7.4  HAZARDOUS MATERIALS

     Tenant covenants and agrees not to permit any "Hazardous Material" to be placed, held, located or disposed of upon, or released upon or at the Leased Premises or any part thereof. For purposes of this Lease, Hazardous Material means any hazardous, toxic or dangerous waste, substance or material defined in or for purposes of any federal, state, or local statute, law, ordinance, code, rule, regulation, order or decree, as now or any time hereafter may be in effect.

                                 ARTICLE VIII

8.1  LIABILITY INSURANCE

     The Landlord and Tenant agrees to indemnify, compensate and save and hold the other (the "indemnified Party") harmless from any and all claims, damages and/or liability whatsoever resulting from and/or arising out of injury to and/or death of any person and/or damage and/or destruction of any property due solely to the fault of the Indemnifying Party. The Tenant shall, at its sole cost and expense, carry public liability and property damage insurance with an insurance company reasonably satisfactory to the Landlord with combined single limits of not less than $3,000,000 bodily injury and property damage coverage covering the Leased Premises. The Landlord shall be named as an additional insured on said policies (without charge to Landlord) and proof of insurance will be provided to the Landlord upon request. Landlord shall, as an Operating Expense, carry plate glass and casualty, vandalism and malicious mischief insurance upon Building, and such other insurance coverage as it deems appropriate. Tenant shall maintain "all risk" coverage on its personal property and improvements in the Leased Premises or provide evidence of adequate self insurance.

8.2  FIRE AND CASUALTY INSURANCE

     The Landlord shall obtain and procure a policy of insurance insuring the improvements on the Leased Premises against the risks of fire and extended coverage from an insurance company to be selected by the Landlord in an amount to be determined by the Landlord. The cost of said insurance shall be included as an Operating Expense.

8.3  CONTENTS LOSS

     It is acknowledged and agreed by Tenant that the risk of loss for all contents and property belonging to Tenant shall be on the Tenant and Tenant shall purchase and maintain and pay for all property insurance coverage required and/or desired by Tenant. Tenant and Landlord expressly waive any and all claims against the other for loss or damage due to fire, explosion, tornadoes, windstorms or rainstorms, or other casualty, calamity or act of God, regardless of the cause of such damage but only to the extent that such damage is or is supposed to be covered by property insurance as referenced herein.

8.4  WAIVER OF SUBROGATION

     Tenant and Landlord expressly waive, for themselves and their insurer, any and all claims against the other for loss or damage due to fire, explosion, tornadoes, windstorms or rainstorms, or other casualty, calamity or act of God, regardless of the cause of such damage.

                                  ARTICLE IX

9.1  TAXES

     Tenant shall pay, when due in order to obtain the maximum discount, all real property taxes and any and all other assessments for the Leased Premises and the Building which shall not be included as an Operating Expense.

                                   ARTICLE X

INTENTIONALLY OMITTED

                                  ARTICLE XI

11.1 DESTRUCTION OF PREMISES

     If, during the term of this Lease, the Leased Premises shall be damaged by fire or other cause, the damages shall be repaired by, and at the expense of, the Landlord; and the Landlord shall repair the Leased Premises and put them in a leasable state within a period of twelve (12) months from the date of such damages. Landlord will notify Tenant within thirty (30) days of damage as to the estimated length of repair. If the Landlord determines that it will be unable to make such repairs within a twelve (12) month period, both the Landlord and the Tenant shall have the right to terminate this Lease. Should Tenant not be able to occupy and utilize the Leased Premises during said period of repair, then the charges shall be abated until the Leased Premises are restored for occupancy. In the event such repairs are not completed within said period of repair, Tenant shall have the right, upon written notice to Landlord, to terminate this Lease without further obligation. The Landlord shall notify the Tenant within reasonable time should premises not be subject to repair.

                                  ARTICLE XII

12.1 CONDEMNATION

     If the whole, or substantially the whole, of the Building or Leased Premises shall be taken by virtue of eminent domain, or for any public or quasi-public improvement, then the term of this Lease shall terminate on the date of the vesting of title in such condemnation proceedings.

12.2 PARTIAL TAKING

     In the event that less than the whole, or substantially the whole, of the Building or Leased Premises is condemned or taken as set forth in the paragraph above, then this Lease shall remain in force and in effect; provided, however, that if the taking shall so substantially interfere with the use of the Leased Premises as to render the continued operation thereof economically unfeasible as reasonably determined by Landlord, then Landlord may, at its option, terminate this Lease and the term and estate hereby granted as of the date of the taking of possession for such use and purpose by notifying the Tenant in writing of such termination.

12.3 RENTAL ADJUSTMENT

     Upon any such taking or such condemnation and the continuing in force of this Lease as to any part of the Leased Premises, all rentals shall be diminished by any amount representing the part of the said rent properly allocable to the portion of the Leased Premises which may be so condemned or taken, and Landlord shall, at its expense, proceed with reasonable diligence to repair, alter and restore the remaining part of the Building and the Leased Premises to substantially its former condition, due allowances being made for the impact of such taking or condemnation.

12.4 DAMAGE AWARDS

     In such condemnation proceedings, Landlord shall be entitled to receive and retain entirely any award for damages for the land, Building and Leased Premises, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease, but Tenant shall be entitled to recover the unamortized value of its leasehold improvements.

                                 ARTICLE XIII

                                    DEFAULT

13.1  LANDLORD'S RIGHTS TO CANCEL

      If any monthly Rent, Additional Rent or any payment due as a result of services provided by Landlord to Tenant pursuant to Articles V and VI, or any part thereof, shall remain unpaid for ten (10) days (after written notice thereof has been given to Tenant), or if Tenant shall fail to keep and perform any of its agreements and obligations herein contained after written notice thereof has been given to Tenant and Tenant has failed within a reasonable time to perform; or if a petition in bankruptcy be filed by the Tenant; or if Tenant shall make an assignment for the benefit of creditors; or if a receiver or trustee in bankruptcy of Tenant shall be appointed in any suit or proceeding brought by or against Tenant; or if the leasehold interest of Tenant shall be levied upon any execution; then, in any of said cases, Landlord may at once, at its option, terminate and cancel this Lease.

13.2  VACATING AND SURRENDER

      Upon termination of this Lease by Landlord for any of the aforesaid causes specified, or upon the expiration of this Lease by lapse of time, Tenant shall immediately remove all personal property belonging to Tenant from the Leased Premises, and vacate and surrender possession of the Leased Premises to Landlord.

13.3  FORCIBLE DETAINER

      If possession of the Leased Premises is not immediately voluntarily surrendered, Landlord may, after first obtaining the appropriate "forcible detainer" judgment from the local court of competent jurisdiction, forthwith re-enter the Leased Premises and remove the Tenant and remove any personal property therefrom.

13.4  NO WAIVER

      The receipt of money by the Landlord from the Tenant after the Landlord has given notice to the Tenant of its intention to terminate the Lease or after the termination thereof, shall not operate in any way to reinstate, continue or extend the term of this Lease, or affect any notice given prior thereof, it being agreed that after service of notice or the commencement of a suit, or after final judgment for possession of said Leased Premises, Landlord may recover and collect any rent due, and the payment of said rent shall not waive or affect said notice, suit or judgment.

13.5  REMOVAL OF PERSONAL PROPERTY

      If Tenant neglects or refuses to remove all personal property belongings to Tenant from the Leased Premises immediately upon the termination or expiration of this Lease, Landlord may, at its option, remove same or any part thereof and store such property so removed without liability to Landlord for the less thereof; Tenant will pay Landlord for any and all expenses incurred in removing and storing said affects; or Landlord may at its option and after written notice to Tenant sell said effects or any of them for such price as Landlord deems best, and apply the proceeds of such sale to the payment of any amounts due Landlord from Tenant under this Lease, including the cost of removing, storing or selling said effects.

13.6  HOLDOVER RENT

      Tenant shall pay to Landlord, as liquidated damages and not as a penalty, for the period of the time Tenant shall retain possession of the Leased Premises after the expiration or termination of this Lease, by lapse of time or otherwise, a sum equal to one and one-half the amount of Rent that would be due for such a period at the rate specified herein; but this provision shall not operate as a waiver by Landlord of any right of re-entry hereinbefore provided.

13.7  ACCELERATION

      In addition to holding Tenant liable for any amounts which may be due for Rent, Additional Rent or other charges, upon a default by Tenant, Landlord shall be entitled to accelerate all amounts to which it would be entitled to collect in the future.

13.8  LANDLORD'S ACTS

      In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total breach, Tenant will not exercise any right until: (a) it has given written notice of such act or omission to Landlord and (b) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice.

                                  ARTICLE XIV

INTENTIONALLY OMITTED

                                  ARTICLE XV

15.1  ASSIGNMENT AND SUBLETTING

      The Tenant shall not have the right to assign this Lease or sublease the Leased Premises in whole or in part without first obtaining the written consent of the Landlord, which consent shall not be arbitrarily withheld or delayed. Such permitted assignment or subletting shall not release the Tenant from its obligations and liabilities under the terms and conditions of this Lease. Notwithstanding the foregoing, or any provision to the contrary in this lease, Tenant may, without Landlord's consent, without penalty, and without payment of any sums other than Tenant's costs, assign or sublet all or part of this Lease to any affiliate, any subsidiary, principal, subsidiary of its principal, or to any company with which Tenant is merged or consolidated, and Tenant shall thereafter only be obligated to Landlord as a guarantor of the obligations of the new tenant under the Lease.

                                  ARTICLE XVI

INTENTIONALLY OMITTED

                                 ARTICLE XVII

17.1  REMEDIES

      The specified remedies to which the Landlord may resort under the terms hereof are cumulative and are not intended to be exclusive of any other remedy or means of redress to which the Landlord may be lawfully entitled in case of any breach by the Tenant of any provision or provisions of this Lease. The Landlord shall be entitled to recover its costs, including reasonable attorney fees, in enforcing the terms of this Lease.

                                 ARTICLE XVIII

18.1  RE-ENTRY

      The Landlord and/or its agents shall have the right to enter upon and into the Leased Premises, or any part thereof, at any and all reasonable times after notice to Tenant (except in case of emergencies in which case no such prior notice shall be required) for the purpose of examining same or making repairs to this or any other portion of the Building. The Tenant also agrees to permit the Landlord and/or its agents to show the Leased Premises for the purpose of selling same, and to permit them to place notices or signs on the Leased Premises offering the Leased Premises for sale. Landlord shall also have the right to place notices or for rent signs within six (6) months of the end of the term.

                                  ARTICLE XIX

19.1  NOTICES

      All notices required herein shall be by Certified Mail or Registered Mail or a nationally recognized overnight courier to the addresses shown below:

      LANDLORD:
               Hurstbourne Green Venture, LLC
               201 West Short Street, Suite 701
               Lexington, Kentucky 40507
               Attn: Richard Ekhoff

      COPY TO:
               John P. Watz
               HENRY WATZ GARDNER & SELLARS, P.S.C.
               401 West Main Street, Suite 314
               Lexington, Kentucky 40507

      TENANT:
               BellSouth Mobility Inc
               [At Leased Premises address once
               such mailing address is assigned.]

      COPY TO:
               BellSouth Mobility Inc
               5600 Glenridge Drive, Suite 201 East
               Atlanta, Georgia 30342
               Attn: Contracts Manager

                                  ARTICLE XX

20.1  VACATING PREMISES

      At the expiration of the term specified in this Lease, or any extension thereof, if extended pursuant to the terms of this Lease, the Tenant shall vacate the Leased Premises and surrender the same to Landlord without further notice or demand from Landlord and the Leased Premises shall be in good order and condition, reasonable wear and tear, damage from the elements, fire or act of God, excepted. Tenant shall be responsible for any damages, extra charges, cleaning or repairs made necessary to the Leased Premises as a result of the removal of furnishings and fixtures, the remnants, trash or abandoned property of Tenant or any other extra item of expense to Landlord in restoring the Leased Premises as a result of the business fixtures or activities of the Tenant.

                                  ARTICLE XXI

21.1  BINDING AGREEMENT

      All of the covenants, agreements, terms, conditions, provisions and undertakings in this Lease, or any amendments hereto, shall inure to the benefit of, be enforceable by, and be binding upon, the respective heirs, executors, administrators, successors and assigns of the Tenant and the Landlord.

                                 ARTICLE XXII

22.1  SUBORDINATION

      This Lease, and all rights of Tenant hereunder, are subject and subordinate to any Mortgage, blanket or otherwise, which does now or may hereafter affect the real property of which the Leased Premises form a part, and to any and all renewals, modifications, consolidations, replacements and extensions thereof. It is the intention of the parties that this provision be self-operative, and that no further instrument shall be required to effect such subordination of this Lease. Tenant shall however, within five (5) business days of demand, at any time or times, execute, acknowledge and deliver to Landlord, without expense to the Landlord, any and all instruments that may be necessary or proper to subordinate this Lease, and all rights of Tenant hereunto to any such mortgagee, or to confirm or evidence said subordination, as long as such instruments acknowledge that Tenant's rights under this Lease shall continue to be in effect, notwithstanding any foreclosure or conveyance of the Building. Should Tenant arbitrarily refuse to execute the required documents hereunder, or those required under Article XXIII hereinafter, upon demand by Landlord, then in addition to the Tenant's being responsible for any other damages incurred as a result thereof (including interest), the Tenant's refusal shall constitute a default under Articles XIII and XIV herein.

22.2  RIGHT TO CURE DEFAULT

      Tenant is hereby given the right but has no obligation to make payment of any default under such mortgage on the Leased Premises, and to receive reimbursement for such payment by reduction and credit from and against rentals becoming due hereunder.

22.3  NON-DISTURBANCE

      The Landlord agrees to use its best efforts to obtain a non-disturbance agreement from its mortgagee for the benefit of Tenant conditioned upon Tenant's continued performance of all terms and conditions of this Lease.

                                 ARTICLE XXIII

23.1  ESTOPPEL CERTIFICATE

      The Tenant agrees, at any time and from time to time upon not less than five (5) business days prior written request by the Landlord, to execute, acknowledge and delivery to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), and the dates through which the Rent, Additional Rent, other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Article XXIII may be relied upon by prospective purchaser of the fee interest of the real estate upon which the Leased Premises are situated or any mortgagee or assignee of any mortgagee upon such fee interest.

                                 ARTICLE XXIV

24.1  APPLICABLE LAW

      This Lease shall be construed and enforced in accordance with the laws of the State in which the Lease Premises are located.

                                  ARTICLE XXV

25.1  ENTIRE UNDERSTANDING

      This Lease and the exhibits attached hereto contain the entire understanding and agreement of the parties hereto, and no other understanding, undertaking, agreement, representation or warranty shall alter or modify this Lease or the terms hereof unless the same is in writing and duly executed by the parties hereto.

                                 ARTICLE XXVI

26.1  AUTHORIZATION

      Tenant does hereby covenant and warrant the Tenant is a duly organized and existing corporation in good standing in the State of Georgia; the Tenant has and is qualified to do business in Florida; that the corporation has full right and authority to enter into this Lease; that such person(s) signing on behalf of the corporation is (are) authorized to execute and deliver this Lease on behalf of the corporation, in accordance with a duly adopted resolution of the board of directors of the corporation or in accordance with the bylaws of the corporation; and that this Lease is binding upon the corporation in accordance with its terms.

26.2  WAIVER

      The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant or condition hereof.

26.3  ACCORD AND SATISFACTION

      No payments by Tenant or receipt by Landlord of a lesser amount than the monthly Rent, Additional Rent, and other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent, Additional rent, and any other charges be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such amounts or pursue any other remedy in this Lease provided.

26.4  AMENDMENT

      No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

26.5  NO PARTNERSHIP

      Landlord does not in any way for any purpose became a partner of Tenant in the conduct of its business or otherwise, or a joint venturer, or a member of a joint enterprise with Tenant.

26.6  PARTIAL INVALIDITY

      If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby; and such term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

26.7  LANDLORD'S LIABILITY

      In no event shall Landlord's liability for any breach of this Lease exceed the lesser of: (a) the amount of Rent then remaining unpaid for the then current term (exclusive of any extension period which has not then actually commenced), (b) the value of the Landlord's equity in the Building, or (c) $250,000.00. This provision is not intended to be a measure or agreed amount of Landlord's liability with respect to any particular breach, and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord's hereunder, except only as a maximum amount not to be exceeded in any event. It is specifically understood that Landlord shall have no personal liability in respect of any of the covenants, conditions, or provisions of this Lease in excess of the limitations set forth above.

26.8  INCORPORATION OF EXHIBITS

      The exhibits to this Lease are an integral part hereof and by this reference are incorporated herein as though fully set forth herein.

26.9  INTERPRETATION

      The Landlord and Tenant have both participated in the drafting and negotiations of this Lease and it shall not be interpreted against either party by virtue of having participated in such drafting and negotiation.

26.10 INTENTIONALLY OMITTED

26.11 SPECIAL STIPULATIONS

      (A) All costs associated with soil stabilization of the Leased Premises in excess of $300,000.00 shall be paid by the Tenant within 30 days of written demand by Landlord.

      (B) Notwithstanding anything to the contrary, it is the intention of the parties that this be an absolute triple net lease with all expenses related to the use and operation of the Building, Leased Premises, and surrounding Common Areas being the financial responsibility of the Tenant.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

      LANDLORD:      HURSTBOURNE GREEN VENTURE ORLANDO, LLC

                     BY:          /s/ Rick Ekhoff
                              ---------------------------------------

                     ITS:         MEMBER
                              ---------------------------------------

                     WITNESS:     /s/
                              ---------------------------------------

                     DATE:        6/25/96
                              ---------------------------------------

      TENANT:        BELLSOUTH MOBILITY INC

                     BY:           /s/ James R. Bacon
                              ---------------------------------------

                     ITS:          VICE PRESIDENT, REGION IV
                              ---------------------------------------

                     WITNESS:      /s/ Sylvia A. Parker
                              ---------------------------------------

                     DATE:         JUNE 24, 1996
                              ---------------------------------------

STATE OF KENTUCKY    )
                     )SS
COUNTY OF FAYETTE    )


      The foregoing Lease was acknowledged before me this the 25/th/ day of June, 1996, by Rick Ekhoff as the duly authorized representative for HURSTBOURNE GREEN VENTURE ORLANDO, LLC, a Kentucky limited liability company.

      My Commission Expires:   OCT. 15, 1996
                               -----------------------------------


                                   /s/ Tracey A. Brownell
                               -----------------------------------
                               NOTARY PUBLIC, STATE AT LARGE, KY


STATE OF GEORGIA     )
                     )SS
COUNTY OF BARTOW     )

      The foregoing Lease was acknowledged before me this the 24/th/ day of June, 1996, by JAMES R. BACON as the duly authorized representative of BELLSOUTH MOBILITY INC, a Georgia Corporation.

      My Commission Expires:            8-28-98
                                ----------------------


                                   /s/ Sherry H. Meincke
                                ------------------------------------
                                NOTARY PUBLIC

                                                   SHERRY H. MEINCKE
                                          Notary Public, Bartow County, Georgia.
                                          My Commission Expires August 28, 1998.